SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report November 19, 1999
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                                 JETSTREAM, L.P.
                                 ---------------
             (Exact name of registrant as specified in its charter)



       Delaware                         0-16836              84-1053359
       --------                         -------              ----------
State or other jurisdiction           Commission            IRS Employer
of incorporation or organization      File Number         Identification No.


3 World Financial Center, 29th Floor
New York, NY    Attn.:  Andre Anderson                          10285
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Address of principal executive offices                        Zip Code


Registrant's telephone number, including area code (212) 526-3183
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JETSTREAM, L.P.


Item 5.      Other Events

On October 15, 1999, the Partnership mailed a Notice of Consent Solicitation and Consent Solicitation Statement to unitholders whereby the General Partners proposed the liquidation of the Partnership. The liquidation consists of: (1) the sale of all of the Partnership's assets and the dissolution of the Partnership pursuant to the proposed Plan of Liquidation and Dissolution; (2) the amendment of the Partnership Agreement to permit the engagement of the General Partners to market and sell the assets of the Partnership for a fee pursuant to the terms of the Joint Marketing Agreement, dated July 13, 1999, among each of the General Partners and the Partnership; and (3) the grant of authority to the General Partners to take any action necessary or incidental and consistent with the Partnership Agreement, the Plan of Liquidation and Dissolution and the Joint Marketing Agreement to complete the foregoing on the terms described in the Consent Solicitation Statement. The Consent Solicitation terminated at 5:00 p.m. on November 19, 1999. The Partnership received the required approval from the limited partner units entitled to vote. The result of the voting was as follows:

       For          59.90%
       Against       1.81%
       Absentees      .59%

As a result of this vote, the General Partners intend to implement liquidation on the terms described in the Consent Solicitation Statement.

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JETSTREAM, L.P.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                JETSTREAM, L.P.


                                BY: JET AIRCRAFT LEASING INC.
                                    Administrative General Partner


Date:  January 5, 2000              BY:    /s/Michael T. Marron
                                           -------------------------------------
                                    Name:  Michael T. Marron
                                    Title: President and Chief Financial Officer